UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 28, 2008

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street
New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On a January 28, 2008 conference call with financial analysts and investors, Verizon Communications Inc. (Verizon) discussed its fourth quarter 2007 and full year results. Verizon stated that it is targeting another year of meaningful earnings growth and growth in operating income margins in 2008. Verizon also indicated that it expected 2008 capital expenditures to be below 2007’s level of $17.5 billion, with targets for Verizon Wireline and Wireless which are slightly lower than their respective 2007 levels of $11.0 billion and $6.5 billion.

Over Verizon’s planning period of 3 to 5 years, Verizon stated that the Wireless segment is targeting double digit percentage annual revenue growth and EBITDA margins on service revenues in the range of 43% to 45%. EBITDA – or earnings before interest, taxes, depreciation and amortization – adds depreciation and amortization to operating income. Wireless EBITDA margin on service revenues is calculated by dividing wireless EBITDA by wireless service revenues. Verizon stated that the Wireline segment expects that Wireline revenue growth will continue to improve over the planning period and is striving for continued Wireline margin improvements, with the goal of expanding Wireline EBITDA margins to a range of 30 percent to 33 percent. Wireline EBITDA margin is calculated by dividing wireline EBITDA by wireline revenues.

Verizon stated that it expects a closing in the first quarter for the spinoff of its local exchange and related business assets in Maine, New Hampshire and Vermont and merging that business with, and into, FairPoint Communications, Inc. Verizon estimates a net debt reduction on its balance sheet of approximately $1.4 billion, or $300 million lower than its original estimate, in connection with that transaction.

NOTE: This presentation contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the impact on our operations of natural or man-made disasters and any resulting financial impact not covered by insurance; material changes in available technology, including disruption of our suppliers’ provisioning of critical products or services; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the ability to complete acquisitions and dispositions; and the extent and timing of our ability to obtain revenue enhancements and cost savings following our business combination with MCI, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: January 30, 2008	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller